SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                              FORM 8-K/A

                           CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                            June 30, 2012
                            Date of Report
                   (Date of Earliest Event Reported)

                     XTREME HEALTHCARE CORPORATION
         (Exact Name of Registrant as Specified in its Charter)


   Delaware                    000-54542               46-0838057
(State or other        (Commission File Number)      (IRS Employer
jurisdiction                                        Identification No.)
  of incorporation)

                  4636 Mission Gorge Place, Suite 103-C
                     San Diego, California 92120
            (Address of Principal Executive Offices)

                             619-822-2674
                    (Registrant's Telephone Number)

ITEM 4.01 Changes in Registrant's Certifying Accountant

	After the change in control of the Bluewood Acquisition Corporation (the previous name of Xtreme Healthcare Corporation) (the "Company") the Board of Directors determined not to continue with the accountants of Bluewood Acquisition Corporation and to engage a different accounting with whom they were more familiar. At the request of the Board of Directors, on June 30, 2012 the former accountants resigned.

      The prior accountant's report on the financial statements for the past two years (or for the period covered since inception of the Company did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

      In connection with the audits of the Company's financial statements for the fiscal years ended December 31, 2011 aqnd 2010, and in subsequent interim period through June 30, 2012, the date of the dismissal of the former accountants, there were no disagreements with Anton & Chia, LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved ot the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

        During the two most recent fiscal years and the subsequent interim period, the Company has not, nor has anyone on its behalf, consulted with the newly engaged accountants in regard to the Company nor in regard to the application of accounting principles to a specified transaction or any matter subject to any disagreement or a reportable event, of which there were none.

      The new accountants are:


		Kenne Ruan, CPA, P.C.
		40 Hemlock Hollow Road
		Woodbridge, CT 06525


ITEM  9.01   EXHIBITS

   16.1	   Letter from certifying public accountant.


                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                     XTREME HEALTHCARE CORPORATION

Date: August 22, 2012                    /s/ Souheil Jawad
                                         President